As filed with the Securities and Exchange Commission on July 31, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NOVELION THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

887 Great Northern Way, Suite 250

Vancouver, British Columbia

Canada V5T 4T5

(Address, including zip code, of registrant’s principal executive offices)

Amended and Restated Novelion 2017 Equity Incentive Plan

(Full title of the Plan)

Benjamin Harshbarger

General Counsel and Secretary

Novelion Therapeutics Inc.

887 Great Northern Way, Suite 250

Vancouver, British Columbia

Canada V5T 4T5

(604) 707-7000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Paul M. Kinsella	Janet Grove
Zachary R. Blume	Norton Rose Fulbright LLP
Ropes & Gray LLP	1800 – 510 West Georgia Street
Prudential Tower	Vancouver, British Columbia
800 Boylston Street	Canada V6B 0M3
Boston, MA 02199-3600	(604) 641-4824
(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common shares, without par value, under the Amended and Restated Novelion 2017 Equity Incentive Plan (the “2017 Novelion Plan”)	1,800,000(2)	$9.16(3)	$16,488,000.00	$1,910.96

(1)         Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of securities that may become issuable under the 2017 Novelion Plan described herein as a result of a stock dividend, market split or other recapitalization.

(2)         Represents common shares (“Common Shares”) of Novelion Therapeutics Inc. (the “Registrant”) reserved for issuance in respect of future awards under the 2017 Novelion Plan. For more details, please see the explanatory note following this page.

(3)         Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on a price of $9.16 per share, which represents the average of the high and low sales prices per Common Share as reported on The NASDAQ Stock Market on July 27, 2017.

(4)         Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $115.90 per $1,000,000 of the proposed aggregate offering price.

EXPLANATORY NOTE

This Registration Statement has been filed to register an additional 1,800,000 Common Shares to be offered pursuant to the 2017 Novelion Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 5, 2016 (Registration No. 333-214907) are hereby incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The list of exhibits filed as part of this Registration Statement is set forth in the Exhibit Index immediately preceding the exhibits hereto and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto in Ontario, Canada, on July 31, 2017.

NOVELION THERAPEUTICS INC.

By:	/s/ Mary Szela
Name:	Mary Szela
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mary Szela, Chief Executive Officer and Director, Gregory Perry, Chief Financial and Administrative Officer, and Benjamin Harshbarger, General Counsel and Secretary, and each of them, any of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2017.

Signature	Title

Chief Executive Officer and Director
/s/ Mary Szela	(Principal Executive Officer)
Mary Szela

Chief Financial and Administrative Officer
/s/ Gregory Perry	(Principal Financial Officer)
Gregory Perry

President and Chief Accounting Officer, Aegerion
/s/ Barbara Chan	Pharmaceuticals, Inc. (Principal Accounting Officer)
Barbara Chan

/s/ Jason Aryeh	Director
Jason Aryeh

Signature	Title

/s/ Mark Corrigan	Director
Mark Corrigan

/s/ Geoffrey Cox	Director
Geoffrey Cox

/s/ Kevin Kotler	Director
Kevin Kotler

/s/ John Orloff	Director
John Orloff

/s/ Jorge Plutzky	Director
Jorge Plutzky

/s/ Stephen Sabba	Director
Stephen Sabba

/s/ Donald Stern	Director
Donald Stern

/s/ John C. Thomas, Jr.	Director
John C. Thomas, Jr.

EXHIBIT INDEX

Exhibit Number	Description	Location
3.1	Articles of the Registrant, dated May 25, 2005.	Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 1, 2005.
4.1	Specimen Common Share Certificate of the Registrant.	Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 16, 2016.
4.2

Indenture, dated August 15, 2014, by and between Aegerion Pharmaceuticals, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 2.00% Convertible Senior Notes Due 2019.

Exhibit 4.1 to Aegerion Pharmaceuticals, Inc.’s Current Report on Form 8-K, filed with the Commission on August 15, 2014.
4.3

Amended and Restated Supplemental Indenture, dated May 8, 2017, by and among Aegerion Pharmaceuticals, Inc., the Registrant, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 2.00% Convertible Senior Notes Due 2019.

Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 9, 2016.
5.1	Opinion of Norton Rose Fulbright LLP.	Filed herewith.
23.1	Consent of Deloitte LLP, independent registered public accounting firm.	Filed herewith.
23.2	Consent of Norton Rose Fulbright LLP.	Included in Exhibit 5.1.
24	Power of Attorney.	Contained on signature page.
99.1	Amended and Restated Novelion 2017 Equity Incentive Plan.	Filed herewith.